                                                                    EXHIBIT 99.1

                     UNION TEXAS PETROLEUM (LETTERHEAD)


NEWS RELEASE

Contact: Carol L. Cox
         (713) 968-2714


                UNION TEXAS PETROLEUM REPORTS STRONG PRODUCTION

                       PERFORMANCE IN 1996 FIRST QUARTER

                 ON TRACK FOR RECORD PRODUCTION LEVELS IN 1996


         Houston, April 23, 1996 -- Union Texas Petroleum Holdings, Inc. today reported 1996 first quarter earnings of 54 cents per share, compared to 53 cents per share in 1995's corresponding period, resulting from 1996 first quarter net income of $48 million, versus $47 million in the same quarter a year ago. Sales and operating revenues for 1996's first quarter totaled $258 million, up from $240 million a year ago, due principally to increased oil volumes and higher oil and liquefied natural gas (LNG) prices.

         "Union Texas' worldwide oil and gas business benefited from higher sales volumes in our U.K. North Sea operations and increased prices for oil and LNG during 1996's first quarter. This strong performance more than offset a decline in ethylene margins at our petrochemical operations in the United States," said Chairman and CEO John Whitmire.

         Worldwide, Union Texas posted a 7% gain in its production volumes during the first quarter of 1996, producing an average of approximately 145,000 barrels of oil equivalent a day compared to about 135,000 barrels a year ago. "Given our excellent production performance during 1996's first quarter, we are on track to exceed last year's record production," Whitmire added.




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                                     2.

         Whitmire also noted that the company used approximately $71 million of its excess cash flow during the first three months of 1996 to pay down debt. Since acquiring a 15.5% working interest in the U.K. North Sea's Alba oil field in July 1995 for $270 million, Union Texas has reduced its debt through March 1996 by about $130 million.

         In the U.K. North Sea, Union Texas recorded a 24% increase in its oil and gas sales volumes from the first quarter of 1995, primarily reflecting the company's Alba acquisition. Mr Whitmire noted that the production contribution from Alba had exceeded the company's expectations, with production from Alba averaging about 74,000 gross barrels of oil per day during 1996's first quarter. A production test on a recently drilled extended-reach well to the southern part of the Alba block yielded about 30,000 gross barrels of oil per day. The Alba venture plans an expansion of the field's production facilities to handle up to 100,000 gross barrels of oil a day by the end of 1996.

         In the first quarter of 1996, the company's average sales price for worldwide crude oil was $17.93 per barrel, up from $16.27 a year ago. Union Texas' average LNG sales prices, which are set monthly based on a "basket" of world oil prices, also rose during the first three months of 1996, to $3.30 per thousand cubic feet versus $3.07 in 1995's same period.

         At the company's petrochemical operations in the United States, ethylene margins declined during the first quarter of 1996 to approximately 3 cents per pound of ethylene, compared to 16 cents a year ago. "Although we experienced lower ethylene sales prices primarily due to the industry's excess supply during 1996's first quarter, we have been encouraged by recent strengthening in ethylene prices," Whitmire commented.





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                                       3.

         One of the largest independent producers located in the U.S., Houston-based Union Texas Petroleum Holdings, Inc. (NYSE: UTH) explores for and produces oil and gas overseas primarily in the U.K. North Sea, Indonesia and other strategic areas. The company has petrochemical operations in Louisiana. Union Texas celebrated its 100th anniversary in January 1996.

         Comparative financial highlights follow (amounts in millions, except per share data):

                                                  THREE MONTHS ENDED MARCH 31,
                                                  ----------------------------

                                                     1996               1995
                                                     ----               ----
 Net income  . . . . . . . . . . . . . . . .        $   48             $   47
 Earnings per share  . . . . . . . . . . . .        $  .54             $  .53
 Sales and operating revenues  . . . . . . .        $  258             $  240
 Average common shares outstanding . . . . .          87.6               87.6





Additional financial and operating information appears on the attached pages.





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                                       4.

                             UNION TEXAS PETROLEUM
                               FINANCIAL SUMMARY

                  (amounts in millions, except per share data)


                                                    FIRST QUARTER
                                             --------------------------

                                             1996                   1995
                                            ------                 ------
Sales and operating revenues                 $ 258                  $ 240

Net income                                   $  48                  $  47
  Major operations (a)
  Indonesia                                  $  37                  $  28
  U.K. North Sea                             $  29                  $  18
  Pakistan                                   $   6                  $   4
  Petrochemicals                             $   2                  $  12

Earnings per share of
  common stock                               $ .54                  $ .53

Discretionary cash flow (b)                  $ 112                  $ 112
  Major operations (a)
    Indonesia                                $  51                  $  44
    U.K. North Sea                           $  65                  $  51
    Pakistan                                 $   8                  $   8
    Petrochemicals                           $   5                  $  19

Average common shares                         87.6                   87.6



See footnotes on page 6.





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                                       5.

                             UNION TEXAS PETROLEUM
                      DISCRETIONARY CASH FLOW SUMMARY (b)
                             (amounts in millions)

                                                FIRST QUARTER
                                        ------------------------------
                                          1996                  1995
                                         ------                ------
Net income                              $    48                $  47
Less: Equity partnership
      income                            $    (9)               $  (5)
Add:  DD&A                              $    55                $  47
       Deferred taxes                   $    (8)               $  (2)
       Exploration expenses             $    14                $  15
       Unimar equity DCF (c)            $    12                $  10

Discretionary cash flow                 $   112                $ 112


See footnotes on page 6.


                             OPERATING SUMMARY (d)

                                                  FIRST QUARTER
                                         -----------------------------

                                          1996                   1995
                                         ------                 ------
Net crude oil sales (MBBLS/D)
      U.K. North Sea                         46                     37
      Indonesia                               8                      6
      Pakistan                                6                      5

Average crude oil prices (per BBL)
      U.K. North Sea                     $18.09                 $16.34
      Indonesia                          $18.34                 $17.28
      Pakistan                           $16.17                 $14.62

Net natural gas sales (MMCF/D)
      Indonesian LNG                        241                    242
      U.K. North Sea                         59                     44
      Pakistan                               43                     43

Average natural gas prices (per MCF)
      Indonesian LNG                     $ 3.30                 $ 3.07
      U.K. North Sea (e)                 $ 2.50                 $ 3.01
      Pakistan                           $ 1.29                 $ 1.30

Ethylene (per LB)
      Sales price                        $  .18                 $  .28
      Margins                            $  .03                 $  .16
      Sales volumes (MLBS/D)(f)           1,180                  1,338

See footnotes on page 6.





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                                       6.


                                   FOOTNOTES



(a)   Excludes corporate items and other worldwide exploration ventures.

(b) Discretionary cash flow (DCF) is net income (less equity partnership income) excluding depreciation, deferred taxes, and exploration expenses, plus the company's estimated share of discretionary cash flow from its equity interest in its Unimar partnership's Indonesian operations.

(c) Unimar equity DCF reflects the company's estimated share of discretionary cash flow from its equity interest in its Unimar partnership's Indonesian operations.

(d)   Excludes the Unimar equity partnership.

(e) Excludes capacity charge of $17 million and $17 million in the first quarters of 1996 and 1995, respectively, from the North and South Sean gas fields in the U.K. North Sea.

(f) Represents Union Texas' 41.67% net interest in the jointly-owned Geismar ethylene plant in Louisiana.


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